UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 19, 2016

American CareSource Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1170 Peachtree Street NE, Suite 2350, Atlanta, Georgia 30309
(Address of Principal Executive Offices) (Zip Code)

(404) 465-1000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Adam S. Winger as President and Chief Executive Officer

On January 19, 2016, American CareSource Holdings, Inc. (the "Company") announced that the Board of Directors of the Company had appointed Adam S. Winger to serve as the President and Chief Executive Officer of the Company.  This appointment was made on January 8, 2016.  In these roles, Mr. Winger replaces John Pappajohn, who served as Acting Chief Executive Officer since April 2015 and Norman Winland who served as President from May 20, 2015 until his resignation this month.  Mr. Winger has served as General Counsel and Vice President of Acquisitions of the Company since July 2014, as Secretary of the Company since May 2015, and as the Interim Chief Financial Officer of the Company since August 2015.  Mr. Winger will continue to serve as the Secretary and Interim Chief Financial Officer of the Company until permanent replacements are named.  Mr. Pappajohn resigned his position as Acting Chief Executive Officer upon the appointment of Mr. Winger and will continue his service as Chairman of the Board.

Prior to joining the Company, Mr. Winger, a licensed attorney and Certified Public Accountant (license currently inactive), worked as an associate in the mergers and acquisitions department of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., a full-service law firm, from July 2010 to July 2014, where his practice focused predominantly on representing clients in the urgent care industry.  From August 2005 to May 2009, Mr. Winger worked as an associate at KPMG Forensic LLP, the forensic accounting division of KPMG LLP, an audit, tax and advisory firm.  Mr. Winger graduated from the University of Texas with his Bachelor of Business Administration and Masters of Professional Accounting, earned his law degree from Georgia State College of Law, and later earned a Masters of Law (taxation) from New York University.

In connection with Mr. Winger’s new role, on January 18, 2016, the Company and Mr. Winger entered into an employment letter agreement pursuant to which Mr. Winger will serve on an at-will basis, will receive an annual base salary of $250,000, and will be eligible for a discretionary performance bonus, which in no event will be less than $50,000.  In addition, Mr. Winger has been awarded an option to purchase 300,000 shares of the Company's common stock and 200,000 restricted stock units ("RSUs").  Such option will vest over five years as follows: 20% on January 18, 2017 and the remainder in equal, monthly installments over the 48 month period immediately thereafter.  The RSUs will vest in equal monthly installments on the first day of February 2016 and the first day of each of the 35 months immediately thereafter.  In addition, Mr. Winger has been awarded a separate option to purchase 300,000 shares of the Company's common stock that will vest in one-third increments upon the attainment of certain operational and financial milestones.  Each of the foregoing awards is subject to the terms and conditions of the Company's Amended and Restated 2009 Equity Incentive Plan and Award Agreements thereunder.  Mr. Winger remains eligible to participate in all employee benefit plans from time to time in effect for either the Company’s other senior executive officers or the Company’s personnel generally and will be entitled to certain payments and benefits upon a change in control of the Company.  Mr. Winger’s employment letter agreement amends and restates his existing employment agreement dated June 19, 2014.

Appointment of James A. Honn as Chief Operating Officer

On January 19, 2016, the Company also announced the appointment of James A. Honn to replace Mr. Winland as the Chief Operating Officer of the Company.   This appointment was made on January 8, 2016.  Mr. Honn has served as Chief Information Officer of the Company since June 2013 and will continue in that role in addition to serving as Chief Operating Officer.

Mr. Honn, a past clinician, has over 25 years of experience in both the healthcare and information technology industries. Before joining the Company, Mr. Honn served as Senior Vice President and Chief Operating Officer for Logic Healthcare, a healthcare IT staffing and consulting firm, from December 2012 through April 2013. From February 2011 through December 2012, Mr. Honn was Vice President of Management Consulting for maxIT Healthcare. From September 2008 to February 2011, he worked with CTG Healthcare Solutions, where he provided operational and business development oversight to CTGHS’s Emerging Healthcare Markets and Strategic Sourcing business units. Mr. Honn earned a Bachelor of Science Degree in Management from National-Louis University and a Master of Science in Management degree from Southern Methodist University.

In connection with Mr. Honn’s new role, on January 18, 2016, the Company and Mr. Honn entered into an employment letter agreement pursuant to which Mr. Honn will serve on an at-will basis, will receive an annual base salary of $225,000, and will be eligible for a discretionary performance bonus, which in no event will be less than $25,000.  In addition, Mr. Honn has been awarded an option to purchase 100,000 shares of the Company's common stock.  Such option will vest over five years as follows: 20% on January 18, 2017 and the remainder in equal, monthly installments over the 48 month period immediately thereafter. In addition, Mr. Honn has been awarded a separate option to purchase 100,000 shares of the Company's common stock that will vest in one-third increments upon the attainment of certain operational and financial milestones.  Each of the foregoing awards is subject to the terms and conditions of the Company's Amended and Restated 2009 Equity Incentive Plan and Award Agreements thereunder.  Mr. Honn remains eligible to participate in all employee benefit plans from time to time in effect for either the Company’s other senior executive officers or the Company’s personnel generally and will be entitled to certain payments and benefits upon a change in control of the Company.  Mr. Honn’s employment letter agreement amends and restates his existing employment agreement dated April 23, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company dated January 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American CareSource Holdings, Inc.

Date: January 19, 2016	By:	/s/ Adam S. Winger
Name: Adam S. Winger
Title: President and Chief Executive Officer, Secretary and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated January 19, 2016